Exhibit 10.46

AMENDMENT NO. 3

to

FINANCE AGREEMENT

between

TETRA4 PROPRIETARY LIMITED

and

UNITED STATES INTERNATIONAL DEVELOPMENT FINANCE CORPORATION

Dated as of February 26, 2021 DFC/9000083212

AMENDMENT NO. 3 TO FINANCE AGREEMENT

THIS AMENDMENT NO. 3 TO FINANCE AGREEMENT, dated as of February 26, 2021 (this “Amendment”), is made between TETRA4 PROPRIETARY LIMITED, a limited liability company duly registered and validly existing under the laws of the Republic of South Africa (the “Borrower”), and the UNITED STATES INTERNATIONAL DEVELOPMENT FINANCE CORPORATION, an agency of the United States of America (“DFC”).

WHEREAS, the Borrower and the Overseas Private Investment Corporation (“OPIC”) entered into a Finance Agreement, dated as of August 20, 2019, as amended by Amendment No. 1 (defined below) and Amendment No. 2 (defined below) (collectively, the “Finance Agreement”);

WHEREAS, DFC, as successor in interest to OPIC pursuant to the Better Utilization of Investments Leading to Development Act of 2018, 22 U.S.C. §§9601 et seq., succeeded to all of OPIC’s rights and interest in the Finance Agreement;

WHEREAS, the Borrower and DFC entered into an Amendment No. 1 to Finance Agreement, dated as of March 30, 2020 (“Amendment No. 1”), which provided, inter alia, additional time to the Borrower to enter into the Second Disbursement Lease;

WHEREAS, the Borrower and DFC entered into an Amendment No. 2 to Finance Agreement dated as of April 28, 2020 (“Amendment No. 2”), which provided, inter alia, (i) additional time to the Borrower to enter into the Second Disbursement Lease, (ii) confirmation and clarification related to the original intention of the parties to include the drilling and connection to the Gas Gathering System of the New Phase I Wells in the scope and definition of the Project, and (iii) adjustments to the relative sizes of the Basic Commitment and the Contingency Commitment;

WHEREAS, the Borrower has requested that the Commitment Period for the Loan be extended;

WHEREAS, the Borrower has requested additional time to secure an operating license under the Gas Act for the operation of the Liquefaction Plant;

WHEREAS, DFC and the Borrower have agreed to make such amendments.

NOW THEREFORE, the parties hereto agree as follows:

SECTION 1. Definitions.

Unless otherwise defined herein, capitalized terms used herein shall have the meanings specified in the Finance Agreement.

SECTION 2. Defaults.

The Borrower represents that no Default or Event of Default has occurred and is continuing or will occur immediately following the execution hereof.

SECTION 3. Amendments.

With effect on and from the date of this Amendment, the Finance Agreement shall be amended as follows:

(a)
Section 6.15 (Operating License) is hereby amended as shown below with ~~strikethrough~~ representing deletions and double underlining representing additions:

The Borrower shall: (i) apply to the National Energy Regulator for South Africa (“NERSA”) for the issuance of an operating license pursuant to Section 15(1)(b) of the Gas Act 48 of 2002 (as amended) for the operation of the Liquefaction Plant; and (ii) obtain such operating license prior to the commencement of operations of the Liquefaction Plant or ~~March 31, 2021~~ July 31, 2021, whichever occurs first, unless the Borrower can demonstrate to DFC’s satisfaction prior to commencement of operations of the Liquefaction Plant or ~~March 31, 2021~~ July 31, 2021, as applicable, that the Borrower does not require an operating license under the Gas Act for the operation of the Liquefaction Plant.

(b)
The definition of “Commitment Period” in Schedule X (Defined Terms and Rules of Interpretation) is hereby amended as shown below with ~~strikethrough~~ representing deletions and double underlining representing additions::

“Commitment Period” means the period commencing on the date of execution of the Finance Agreement and ending on the earliest of (a) the first date on which the total Disbursements equal the Commitment, (b) ~~March 1, 2021~~ July 31, 2021; provided, however, that if the first Disbursement has not occurred on or before the first anniversary of the date of execution of the Finance Agreement, the Commitment Period shall end on such date, and (c) the date on which the Commitment has otherwise been terminated.

SECTION 4. Miscellaneous.

(a)
Reference. Upon the due execution and delivery of this Amendment by the parties hereto, on and after the date hereof each reference in the Finance Agreement to “this Agreement”, “hereunder”, “hereof”, and “herein” shall mean and be a reference to the Finance Agreement, as amended hereby.
(b)
Limited Effect. Except as specifically amended above, the Finance Agreement shall remain in full force and effect and is hereby ratified and confirmed.
(c)
No Waiver. The execution, delivery, and effectiveness of this Amendment shall be limited precisely as written and, except as expressly provided herein, shall not be deemed to (a) be a consent to any waiver or modification of any other term or condition of the Finance Agreement or any of the instruments or documents referred to therein, (b) create, or be evidence of, alone or taken with any consent to, waiver or modification of, or other amendment of the provisions of the Finance Agreement or any of the instruments or documents referred to therein, a course of conduct, or (c) prejudice any right or rights which DFC may now have or may have in the future under or in connection with the Finance Agreement or any of the instruments or documents referred to therein.
(d)
Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.
(e)
Counterparts. This Amendment may be executed in counterparts, each of which when so executed and delivered shall be deemed an original and all of which together shall constitute one and the same instrument. The words “execution”, “signed”, “signature” and words of like import shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity, or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, 15 U.S.C. §§ 7001 to

7006, 7021, 7031; the New York State Electronic Signatures and Records Act, NY State Tech. Law § 301; or any other similar state laws based on the Uniform Electronic Transactions Act.

(f)
Headings Descriptive. The headings of the several sections and subsections of this Amendment are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Amendment.
(g)
Severability. In case any provision in, or obligation under, this Amendment shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

[signature pages follow]

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered on its behalf by its duly authorized representative as of the date first above written.

TETRA4 PROPRIETARY LIMITED

By: /s/ Stefano Marani

Name: Stefano Marani

Its:

Authorized Officer

[Signature Page – Amendment No. 3 to the Finance Agreement]

UNITED STATES INTERNATIONAL

DEVELOPMENT FINANCE CORPORATION

By: /s/ Carla Chissell

Name: Carla Chissell

Its: Director, Asset Management

DFC/9000083212

[Signature Page – Amendment No. 3 to the Finance Agreement]